        As filed with the Securities and Exchange Commission on November 5, 2003

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

_________________

MACROVISION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	77-0156161
(State or other jurisdiction of	(I.R.S. employer
Incorporation or organization)	Identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(408) 743-8600

        (Address, including zip code, and

telephone number, including area code, of

registrant's principal executive offices)

_________________

MACROVISION CORPORATION 1996 EMPLOYEE STOCK PURCHASE PLAN

MACROVISION CORPORATION 1996 DIRECTORS STOCK OPTION PLAN

MACROVISION CORPORATION 2000 EQUITY INCENTIVE PLAN

(Full Title of the Plans)

_________________

William A. Krepick

Chief Executive Officer

Macrovision Corporation

2830 De La Cruz Boulevard

Santa Clara, California 95050

(408) 743-8600

        (Name, address, including zip code, and

telephone number, including area code,

of agent for service)

_________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value, under the:
1996 Employee Stock Purchase Plan	1,500,000 shares	$18.84(2)	$28,260,000	$2,286.23
1996 Directors Stock Option Plan	275,000 shares	$22.16(3)	$6,094,000	$493.00
2000 Equity Incentive Plan	4,000,000 shares	$22.16(3)	$88,640,000	$7,170.98
TOTAL	5,775,000 shares		$122,994,000	$9,950.21

(1)     Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the “Act”), this registration statement will also cover any additional shares of common stock that may become issuable under any of the plans as a result of certain changes in the outstanding shares, including, stock splits, stock dividends or similar transactions.

(2)     Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) and (h) of the Act, based upon 85% of the average of the high and low sales prices of our common stock on October 31, 2003, as reported on the Nasdaq National Market. Under the terms of the 1996 Employee Stock Purchase Plan, shares of common stock are sold at 85% of the lesser of the fair market value of such shares on the first day of the applicable Offering Period or on the last day of the respective Purchase Period.

(3)     Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) and (h) of the Act, based upon the average of the high and low sales prices of our common stock on October 31, 2003, as reported on the Nasdaq National Market.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

        Pursuant to General Instruction E of Form S-8, this Registration Statement covers additional securities registered for issuance under the Macrovision Corporation 2000 Equity Incentive Plan, the Macrovision Corporation 1996 Directors Stock Option Plan and the Macrovision Corporation 1996 Employee Stock Purchase Plan. The contents of prior Registration Statements on Form S-8 relating to the Macrovision Corporation 1996 Employee Stock Purchase Plan (Commission File Nos. 333-23213 and 333-101071), the Macrovision Corporation 1996 Directors Stock Option Plan (Commission File Nos. 333-23213, 333-49390 and 333-101071) and the Macrovision Corporation 2000 Equity Incentive Plan (Commission File Nos. 333-49404 and 333-101071) are incorporated herein by reference.

        The following documents filed by Macrovision Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement (other than information in listed documents and future filings that is deemed not to be filed):

    (a)        The Registrant’s Annual Report on Form 10-K, filed on March 31, 2003, for the year ended December 31, 2002;

    (b)        The Registrant’s Quarterly Reports on Form 10-Q filed: (i) on May 9, 2003, for the quarter ended March 31, 2003, and (ii) on August 12, 2003, for the quarter ended June 30, 2003;

    (c)        Current Reports on Form 8-K filed on January 9, 2003, January 22, 2003, April 24, 2003, April 28, 2003, May 16, 2003, August 1, 2003, October 2, 2003 and October 27, 2003;

    (d)        Tender Offer Statements on Schedule TO filed on April 15, 2003, April 25, 2003, August 20, 2003, September 8, 2003 and September 24, 2003; and

    (e)        The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Commission File No. 000-22023), as filed with the Commission on January 22, 1997, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date such documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

        Jack Isaacs, who is delivering the opinion on the validity of the shares of common stock being registered, is a full-time employee of the Registrant. Mr. Isaacs owns shares of common stock of the Registrant and is eligible to receive Award grants under the 2000 Equity Incentive Plan and participate in the 1996 Employee Stock Purchase Plan.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit
4.1	Macrovision Corporation 1996 Employee Stock Purchase Plan
4.2(1)	Macrovision Corporation 1996 Directors Stock Option Plan
4.3(2)	Macrovision Corporation 2000 Equity Incentive Plan
5	Opinion of Counsel
23.1	Independent Auditors' Consent
23.2	Consent of Counsel (included in Exhibit 5)
24	Power of Attorney (include on signature page)

(1)     Incorporated by reference to Annex B to our Definitive Proxy Statement (Commission File No. 000-22023) filed on April 25, 2003 with the Commission pursuant to Schedule 14A.

(2)     Incorporated by reference to Annex C to our Definitive Proxy Statement (Commission File No. 000-22023) filed on April 25, 2003 with the Commission pursuant to Schedule 14A.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 5th day of November 2003.

MACROVISION CORPORATION BY: /s/ William A. Krepick —————————————— William A. Krepick President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints William A. Krepick and Ian R. Halifax, and each of them, his or her attorneys-in-fact and agents, each with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date
  /s/ William A. Krepick
William A. Krepick

  /s/ Ian R. Halifax
Ian R. Halifax

  /s/ John O. Ryan
John O. Ryan

  /s/ Matthew Christiano
Matthew Christiano

  /s/ Donna S. Birks
Donna S. Birks

  /s/ William Stirlen
William Stirlen

  /s/ Thomas Wertheimer
Thomas Wertheimer

  /s/ Steven G. Blank
Steven G. Blank	President and Chief Executive Officer
(Principal Executive Officer)

Vice President, Finance and Administration,
Chief Financial Officer and Secretary
(Principal Financial Officer and Principal
Accounting Officer)

Chairman of the Board of Directors

Director

Director

Director

Director

	Director	November 5, 2003 November 5, 2003 November 5, 2003 November 5, 2003 November 5, 2003 November 5, 2003 November 5, 2003 November 5, 2003

EXHIBIT 4.1

MACROVISION CORPORATION

1996 EMPLOYEE STOCK PURCHASE PLAN

As Adopted Effective December 3, 1996

Restated for Merger effective February 14, 1997

Approved by the Stockholders on February 25, 1997

Restated for Reverse Stock Split effective February 26, 1997

Restated for Stock Dividend effective August 6, 1999

Restated for Stock Dividend effective March 17, 2000

Restated for Amendment Approved by Board of Directors effective February 1, 2001

As Amended by the Board of Directors on April 16, 2002

Approved by the Stockholders on June 6, 2002

As Amended by the Board of Directors effective February 1, 2003

As Amended by the Board of Directors on April 22, 2003

Approved by the Stockholders on May 27, 2003

As Amended by the Board of Directors on July 24, 2003

    1.        Purpose. The purpose of the Macrovision Corporation 1996 Employee Stock Purchase Plan (the “Plan”) is to grant to all employees of Macrovision Corporation, a Delaware corporation (the “Company”) and its subsidiaries and affiliates, a favorable opportunity to acquire Common Stock of the Company, thereby encouraging all employees to accept, or to continue in, employment with the Company; increasing the interest of all employees in the Company’s welfare through participation in the growth and value of the Common Stock; and furnishing employees with an incentive to improve operations and increase profits of the Company.

        To accomplish the foregoing objectives, this Plan provides a means whereby all employees may accrue rights to purchase shares of Common Stock of the Company.

    2.        Administration. The Plan shall be administered by the Board of Directors (the “Board”) of the Company or by a committee of two or more directors appointed by the Board (the “Administrator”).

        The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper. Subject to the terms and conditions of this Plan, the Administrator shall have the sole authority, in its discretion to interpret the Plan and to make all determinations deemed necessary or advisable for the administration of the Plan.

    3.        Eligibility.

        3.1 Employment Requirement. Except as otherwise set forth herein, every individual who, on the date of commencement of any offering period pursuant to this Plan, is an employee of the Company or of any parent or subsidiary of the Company, as defined below, is eligible to receive purchase rights to acquire shares of Common Stock of the Company pursuant to this Plan. The term “employee” includes an officer or director who is an employee of the Company or a parent or subsidiary of it, as well as a non-officer, non-director employee of the Company or a parent or subsidiary of it and excludes an individual who provides services to the Company as an independent contractor whether or not such individual is reclassified as a common law employee, unless the Company withholds or is required to withhold U.S. Federal employment taxes for such individual pursuant to Section 3402 of the Internal Revenue Code of 1986, as amended (the “IRC”). As used in this Plan, the terms “parent corporation” and “subsidiary corporation” shall have the meanings set forth in Sections 424(e) and (f), respectively, of the IRC.

        3.2 Permissible Employees. In no event shall a purchase right be granted to any individual who, immediately after the grant of such purchase right, would own five percent (5%) or more of the total combined voting power or value of all classes of outstanding capital stock of the Company, its parent or any subsidiary. For purposes of this Section 3.2, in determining stock ownership, an individual shall be considered as owning the voting capital stock owned, directly or indirectly, by or for his brothers and sisters, spouse, ancestors and lineal descendants. Voting capital stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries, as applicable. An individual shall be considered as owning the shares of Common Stock issuable upon exercise of any option or purchase right which such individual holds. Additionally, for purposes of this Section 3.2, outstanding capital stock shall include all capital stock actually issued and outstanding immediately after the grant of the option or the purchase right. Outstanding capital stock shall not include capital stock authorized for issue under outstanding options or purchase rights held by any person.

        3.3 Excluded Employees. The following categories of employees shall be excluded from participating in this Plan: (i)  employees whose customary employment is twenty (20) hours or less per week; (ii) employees whose customary employment is not more than five months in any calendar year; and (iii) employees who are subject to the rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such employees in the Plan.

        3.4 Transfer to Related Corporation. In the event that an employee leaves the employ of the Company to become an employee of any parent or subsidiary corporation of the Company, or if the employee leaves the employ of any such parent or subsidiary corporation to become an employee of the Company or of another parent or subsidiary corporation, such employee shall be deemed to continue as an employee of the Company for all purposes of this Plan.

    4.        Common Stock Subject to Plan.

        4.1 Shares Reserved for Issue. As of April 22, 2003, there shall be reserved for issue upon the exercise of options granted under this Plan one million seven hundred two thousand two hundred forty (1,702,240) shares of Common Stock (“Plan Shares”), subject to adjustment as provided in Section 12 hereof. If any purchase rights granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

        4.2 Aggregate Shares. Notwithstanding any other provisions of this Plan, the aggregate number of shares of Common Stock subject to outstanding purchase rights granted under this Plan, plus the aggregate number of shares issued upon the exercise of all purchase rights granted under this Plan, shall never be permitted to exceed the number of shares specified in the first sentence of Section 4.1 above.

    5.        Nontransferability. All purchase rights acquired pursuant to this Plan shall be nontransferable, except by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the participant only by the participant.

    6.        Terms and Conditions of Each Offering. All offerings under this Plan shall be subject to the following terms and conditions:

        6.1 Term and Frequency of Offerings. Each offering under the Purchase Plan will be for a period of twenty-four (24) months (the “Offering Period”) commencing on February 1 and August 1 of each year and ending twenty-four (24) months thereafter on January 31 and July 31, respectively; provided, however, that, notwithstanding the foregoing, the first Offering Period will begin on the effective date of the Registration Statement on Form SB-2 for the initial public offering of the Company’s Common Stock and will end on January 31, 1999. Except for the first Offering Period, each Offering Period will consist of four (4) six-month purchase periods (each a “Purchase Period”) commencing on the first business day of February and August of each year. The first Offering Period shall consist of no fewer than three (3) Purchase Periods, the first of which may be greater or less than six months as determined by the Administrator. The Board has the power to change the duration of Offering Periods or Purchase Periods without stockholder approval, provided that the change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period or Purchase Period to be affected.

        6.2 Other Terms and Conditions. Purchase rights granted under this Plan shall be subject to the terms and conditions set forth herein, and to such other terms and conditions not inconsistent herewith as the Administrator may deem appropriate, provided that, except as otherwise permitted herein, such terms and conditions shall be identical for each participant granted purchase rights pursuant to any particular offering.

        6.3 Election to Participate. An individual who is an eligible employee and desires to participate in an offering, should deliver to the Administrator no later than the day before the start of the particular Offering Period a written enrollment form evidencing his or her election to participate. An employee may not participate in more than one (1) Offering Period at a time. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Sections 6.8 and 6.9. If the purchase price on the first day of any current Offering Period in which a participant is enrolled is higher than the purchase price on the first day of any subsequent Offering Period, the participant will be deemed to have withdrawn from the current Offering Period on the day immediately preceding the first day of the subsequent Offering Period, and the Company automatically will enroll such participant in the subsequent Offering Period (the participant does not need to file any forms with the Company to be so enrolled). Any funds accumulated in such a participant’s account for the current Offering Period as of the day immediately preceding the first day of such subsequent Offering Period will be applied to purchase shares on the current Offering Period Purchase Date immediately prior to the first day of such subsequent Offering Period.

        6.4 Purchase Rights. Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant, as of the first day of such Offering Period, by the Company to such employee of purchase rights to acquire that number of Plan Shares (rounded to the nearest whole share) equal to the quotient obtained by dividing (i) the amount accumulated in such employee’s payroll deduction account during each Purchase Period in the Offering Period, by (ii) eighty-five percent (85%) of the lesser of the fair market value of the Company’s Common Stock on the first day of the applicable Offering Period or on the last day of the respective Purchase Period, subject to the limitations set forth below (the “Maximum Shares”). No participant may accrue purchase rights, pursuant to this Plan (and/or any other stock purchase plan qualifying under IRC Section 423 of this Company or of any parent or subsidiary of this Company), to acquire more than twenty-five thousand dollars ($25,000) worth of Common Stock (based on the fair market value of the Common Stock on the grant date of the purchase rights) in any one calendar year. No participant may accrue purchase rights pursuant to this Plan to acquire more than a maximum number of shares, which shall be 10,000 shares in any Offering Period or such lower number as may be established for a particular Purchase Period or Offering Period by the Board or the Administrator.

        6.5 Payment for Common Stock. The purchase price will be paid with funds accumulated through periodic payroll deductions from the participant’s compensation during the Offering Period. The participant should provide written authorization for payroll deductions to the Company department designated by the Administrator, on or before the last day of the month preceding any Offering Period, specifying the percentage, which shall be not less than one percent (1%), nor more than twenty percent (20%), of his or her total compensation or of his or her base compensation or of his or her base and commission compensation earned during each payroll period during the Offering Period, which he or she desires to have deducted and set aside for purchases of Plan Shares for the duration of the Offering Period. A participant’s “total compensation” shall include elective reductions in compensation that are excluded from income by reason of IRC Sections 125, 132(f)(4) and 402(g)(3) and shall include any amounts paid in cash that are considered “wages” under IRC Section 3101(a) (without regard to any limitation under IRC Section 3121(a)). A participant may reduce or increase the rate of payroll deductions, and may change the compensation to which the rate applies among total compensation, base compensation, or base and commission compensation, during an Offering Period by filing with the Company department designated by the Administrator a new written authorization for payroll deductions, in which case the new rate and/or change in compensation to which it applies shall become effective for the next payroll period commencing after receipt of the authorization and shall continue for the remainder of the Offering Period. Such a change in payroll deductions may be made at any time during an Offering Period, but not more than one (1) reduction, not more than one (1) increase, and not more than one (1) change in applicable compensation may be made effective during any Purchase Period. A participant’s reduction in the rate of payroll deductions during an Offering Period may be to zero percent (0%), but a participant may not elect zero percent (0%) at the beginning of an Offering Period. A participant may increase or decrease the rate of payroll deductions and/or the compensation to which it applies for any subsequent Offering Period by filing a new authorization for payroll deductions not later than the day before the beginning of such Offering Period. Payroll deductions made for each participant shall be credited to a special book account on the Company’s books, but no funds will be actually set aside in any special fund or account.

        6.6 Purchase Dates. The semi-annual purchase dates will occur on the last business day of each Purchase Period (the “Purchase Dates”). All payroll deductions collected from the participant and not theretofore applied to the purchase of Plan Shares, will automatically be applied to the purchase of that number of Plan Shares for which the participant was granted purchase rights for that Purchase Period pursuant to the formula set forth in Section 6.4 hereof. Any funds deducted from the participant’s compensation pursuant to this Plan during a particular Purchase Period in excess of the purchase price of the shares purchased for the Purchase Period, at the election of the participant, shall be carried over to subsequent Purchase Periods within the same Offering Period or promptly refunded to the participant following the expiration of the Purchase Period. Any funds deducted from the participant’s compensation pursuant to this Plan for a particular Offering Period in excess of the purchase price of the shares purchased during the Offering Period shall be promptly refunded to the participant following the expiration of the Offering Period.

        6.7 Purchase Price. The purchase price for the Company’s Common Stock purchased under the Purchase Plan is 85% of the lesser of the fair market value of the Company’s Common Stock on the first day of the applicable Offering Period or the last day of the respective Purchase Period. For all purposes of this Plan, the fair market value of the Common Stock on any particular date shall be determined as follows:

        (a)        If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share of the Common Stock on the date of determination on the stock exchange determined by the Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape transactions on such exchange. If there is no reported sale of the Common Stock on such exchange on the date of determination, then the fair market value shall be the closing price on the exchange on the last preceding date for which such quotation exists.

        (b)        If the Common Stock is not at the time listed or admitted to trading on any national exchange but is traded on the NASDAQ National Market, the fair market value shall be the closing selling price per share of the Common Stock on the date of determination, as such price is reported by the National Association of Securities Dealers, Inc. through the NASDAQ National Market or through any successor system. If there is no reported closing selling price for the Common Stock on the date of determination, then the fair market value shall be the closing selling price on the last preceding date for which such quotation exists.

        (c)        If the Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the NASDAQ National Market, then the fair market value shall be determined by the Administrator after taking into account such factors as the Administrator shall deem appropriate.

        In the case of the first day of the first Offering Period will be the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to the Registration Statement on Form SB-2.

        6.8 Withdrawal. Each participant may withdraw from an Offering Period under this Plan by notifying the Administrator in writing of his or her election to withdraw at any time on or before the end of an Offering Period. Upon receipt of such notice by the Administrator, all future payroll deductions for such Offering Period will cease, and any payroll deductions previously collected during such Offering Period pursuant to Section 6.5 (to the extent not already applied to the purchase of Plan Shares, and, if the withdrawal occurs on a Purchase Date, to the extent not applied to the purchase of Plan Shares on such Purchase Date) will be refunded, without interest. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal in the same manner as set forth above for initial participation in this Plan.

        6.9 Termination of Participation in an Offering. A participant’s participation in an Offering Period will automatically terminate upon the participant’s cessation of employment, retirement, permanent or total disability, as defined in Section 105(d)(4) of the IRC or death (a “terminating event”). Upon such event, the participant will be treated as having withdrawn from the Offering Period, and the Administrator will take the actions specified in Section 6.8.

        6.10 Registration of Plan and Due Authorization. Notwithstanding anything to the contrary, express or implied herein, no rights granted under the Plan may be exercised to any extent unless the Plan (including the purchase rights and the shares covered thereby) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”). If on any Purchase Date, the Plan is not so registered, no rights granted under the Plan or any offering shall be exercised, and the Purchase Date shall be delayed until the Plan is subject to an effective registration statement, except that the Purchase Date shall not be delayed more than six (6) months, and in no event shall the Purchase Date be more than twenty-seven (27) months from the commencement of the particular Offering Period. If on the Purchase Date of any offering hereunder, as delayed to the maximum extent permissible, the Plan is still not registered, no purchase rights shall be exercised and all payroll deductions accumulated (to the extent not already applied to the purchase of Plan Shares) shall be refunded to the participants, without interest. If after reasonable efforts, the Company is unable to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as counsel for the Company deems necessary or appropriate, the Company shall be relieved from any liability for failure to issue and sell Plan Shares upon exercise of such purchase rights unless and until such authority is obtained.

    7.        Withholding and Employment Taxes. The Company shall be entitled to withhold and/or pay from any payroll deductions made pursuant to this Plan, the amount of any and all applicable federal and state withholding and employment taxes.

    8.        Equal Rights and Privileges. Except as set forth in Sections 3.2 and 3.3, all employees eligible to participate in this Plan shall have the same rights and privileges hereunder, except in any particular offering, the amount of stock which may be purchased by any employee may bear a uniform relationship to the employee’s total compensation, or his or her basic or regular rate of compensation.

    9.        Disqualifying Dispositions. If any Plan Shares are disposed of within two (2) years from the date the purchase rights were acquired or within one (1) year after the acquisition of the Plan Shares by the participant, immediately prior to the disposition, the participant shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require.

    10.        Stock Issuance and Rights as Stockholder. Notwithstanding any other provisions of the Plan, no participant shall have any of the rights of a stockholder (including the right to vote and receive dividends) of the Company, by reason of the provisions of this Plan or any action taken hereunder, until the date such participant shall both have paid the purchase price for the Plan Shares and shall have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) the stock certificate evidencing such shares.

    11.        Designation of Beneficiary. A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Exercise Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

    12.        Adjustments Upon Changes in Capitalization or Merger.

        12.1 Appropriate Adjustment in Number of Shares. Subject to any required action by the Company’s stockholders, the number of shares of Common Stock covered by this Plan as provided in Section 4, the number of shares covered by each outstanding purchase right granted hereunder and the purchase price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of such shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such outstanding shares of Common Stock effected without the receipt of consideration by the Company; provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”

        12.2 Mergers and/or Acquisitions. Subject to any required action by the Company’s stockholders, if the Company shall be the surviving corporation in any merger or consolidation (other than one described in (iii) below), each outstanding purchase right shall pertain and apply to the securities to which a holder of the number of shares subject to the purchase right would have been entitled. In the event of (i) a dissolution or liquidation of the Company; (ii) a merger or consolidation in which the Company is the not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the purchase rights granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants); (iii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company; (iv) the sale of substantially all of the assets of the Company; or (v) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Internal Revenue Code of 1986, as amended, wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company), each outstanding purchase right shall terminate, unless the surviving corporation in the case of a merger or consolidation assumes outstanding purchase rights or replaces them with substitute purchase rights having substantially similar terms and conditions; provided, however, that if an outstanding purchase right is to terminate upon any such event, the Administrator on such terms and conditions as it deems appropriate, shall provide either by the terms of the agreement or by a resolution adopted prior to the occurrence of any such event, that, for some period of time prior to such event, such purchase right shall be exercisable as to all of the shares covered by the portion of the purchase right that previously has not lapsed, terminated, or been exercised.

        12.3 Board’s Determination Conclusive. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

        12.4 Limitation on Rights. Except as hereinabove expressly provided in this Section 12, no participant shall have any rights by reason of any subdivision or consolidation of shares of the capital stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class or of securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to any purchase right granted hereunder.

        12.5 Reservation of Rights. The grant of a purchase right pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

    13.        Securities Law Requirements.

        13.1 Investment Representations. The Administrator may require an individual as a condition of the grant and of the exercise of a purchase right, to represent and establish to the satisfaction of the Administrator that all Plan Shares to be acquired will be acquired for investment and not for resale. The Administrator shall cause such legends to be placed on certificates evidencing Plan Shares as, in the opinion of the Company’s counsel, may be required by federal and applicable state securities laws.

        13.2 Compliance with Applicable Securities Laws. No Plan Shares shall be issued unless and until counsel for the Company determines that: (i) the Company and the participant have satisfied all applicable requirements under the Securities Act of 1933, as amended, and the Exchange Act; (ii) any applicable requirement of any stock exchange or quotation system on which the Company’s Common Stock is listed or quoted has been satisfied; and (iii) all other applicable provisions of state and federal law have been satisfied.

    14.        Amendment. The Board may terminate the Plan or amend the Plan from time to time, immediately after the close of any offering, in such respects as the Board may deem advisable, provided that, without the approval of the Company’s stockholders in compliance with the requirements of applicable law, no such revision or amendment shall:

    (a)        increase the number of shares of Common Stock reserved under Section 4 hereof for issue under the Plan, except as provided in Section 12 hereof;

    (b)        change the class of persons eligible to participate in the Plan under Section 3 hereof;

    (c)        extend the term of the Plan under Section 15 hereof; or

    (d)        amend this Section 14 to defeat its purpose.

    15.        Termination. The Plan will terminate automatically on the earlier of termination by the Board, issuance of all the shares reserved under the Purchase Plan or December 3, 2008. No offering shall be initiated hereunder after termination of the Plan, but such termination shall not affect the validity of any purchase rights then outstanding.

    16.        Time of Granting Options. The date of grant of a purchase right hereunder shall, for all purposes, be the date on which the particular Offering Period commences.

    17.        Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

    18.        Effective Date. This Plan was adopted by the Board of Directors of the Company on December 3, 1996, and shall be effective on said date. The Plan was approved by the stockholders of the Company on February 25, 1997.

EXHIBIT 5

November 5, 2003

Macrovision Corporation
2830 De La Cruz Boulevard
Santa Clara, California 95050

Re: Macrovision Corporation, Inc. - Registration Statement on Form S-8 for Offering of an Aggregate of 5,775,000 Shares of Common Stock

Lady and Gentlemen:

As in-house counsel to Macrovision Corporation, Inc., a Delaware corporation (the “Company”), I have advised the Company in connection with the preparation and filing of the Registration Statement on Form S-8 (the “Registration Statement”) to be filed on November 5, 2003 with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the “Act”), an aggregate of up to 5,775,000 shares of the Company’s Common Stock, $0.001 par value per share (the “Shares”), which may be issued as follows: up to 1,500,000 shares pursuant to the Company’s 1996 Employee Stock Purchase Plan; up to 275,000 shares pursuant to the Company’s 1996 Directors Stock Option Plan; and up to 4,000,000 shares pursuant to the Company’s 2000 Equity Incentive Plan (collectively, the “Plans”).

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K of the Act.

In connection with this opinion, I have reviewed the Company’s charter documents, the corporate proceedings taken by the Company in connection with the establishment of the Plans and originals or copies, certified or otherwise identified to my satisfaction, of such other records, agreements, instruments and documents as I have deemed necessary or appropriate for the purpose of this opinion.

On the basis of such review, I am of the opinion that the Shares covered by this Registration Statement, when issued, delivered and paid for in accordance with the terms of the Plans, will be duly authorized, validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name wherever appearing in the Registration Statement and any subsequent amendment thereto.

Very truly yours, /s/ Jack D. Isaacs —————————————— Jack D. Isaacs SEC Compliance Attorney

EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
Macrovision Corporation

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Macrovision Corporation of our report dated February 20, 2003, with respect to the consolidated balance sheets of Macrovision Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of Macrovision Corporation.

Our report contains an explanatory paragraph that refers to the Company’s adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, on January 1, 2002.

KPMG LLP BY: /s/ KPMG LLP —————————————— Mountain View, California November 3, 2003